Exhibit 10.4

Consulting Agreement

THIS CONSULTING AGREEMENT (this “Agreement”), dated as of December 31, 2018, (the “Effective Date”) is made and entered by and between ViVi Holdings, Inc. (the “Company”), a Delaware corporation with an address of 951 Yamato Road, Suite 101, Boca Raton, FL 33131, and Peter Macnee an individual resident with an address of 2951 South Bayshore Drive, Unit #201, Coconut Grove, Florida (hereinafter referred to as the “Consultant”).

WITNESSETH:

The Company has invited the Consultant to join the ViVi group of companies as a consultant to help develop the Company’s business and to contribute his development and managerial skills for that purpose. To encourage the Consultant’s dedication to the Company as a member of the Company’s team, and in the best interests of the Company and its shareholders, the Company agrees as follows;

AND

The Consultant has accepted the Company’s offer and invitation to join and render services contribute his development and managerial skills on behalf of the Company;

AND

The Company and Consultant desire to enter into this Agreement to set forth the terms and conditions on which Consultant is contracted by the Company from the Effective Date, as follows:

Now, therefore, for good and valuable consideration, the receipt and sufficiency of such consideration being hereby acknowledged, and for and in consideration of the mutual promises, covenants, and obligations contained herein, Company and Consultant agree as follows:

1.        Consulting Agreement. The Company hereby agrees to contract with the Consultant to open up the Canadian market, to work in conjunction with the Company to bring Virgin Mobile to Brazil and to bring the Vivi Wallet to Virgin Mobile in Latin America, and the Consultant hereby agrees to provide services to the Company, for the term set forth in Section 2 below, with the duties and responsibilities set forth in Section 3 below, and upon the other terms and conditions set forth herein.

2.        Term. Consultant’s services under this Agreement shall continue for a term of One (1) year, or until terminated as provided in Section 8 hereof. This Agreement and the contract period can be renewed upon written extension by both parties.

3.        Duties; Devotion of Time.

(a)
Duties. The Consultant shall endeavor to add value using his knowledge and relationships, to benefit the Company and to focus on the activities in Section 1.

(b)
Devotion of Time. The Consultant shall use his best efforts to serve the Company faithfully and promote its best interests and shall devote sufficient business time, attention and services to the faithful and competent discharge of such duties.

4.        Independent Contractor Relationship. The relationship of Company and Consultant is that of independent parties contracting for services only. The parties hereto acknowledge that Consultant is not an employee, agent, or representative of Company or any of Company’s subsidiaries or affiliates and Consultant shall not hold itself out as such. Except to such extent as might hereinafter be expressly agreed in writing in advance for a particular purpose Consultant shall not have the right to assume or create any obligations or liability, express or implied, on behalf of Company, or its subsidiaries and/or affiliates, or to negotiate on behalf of, or bind, any of them in any manner whatsoever.

5.        Compensation.

(a)
Base Compensation. No base compensation is due under this Agreement.

(b)
Stock as Commission. The Consultant shall be entitled to 500,000 (five hundred thousand) shares of common stock of VIVI. Such stock shall vest on the basis of 125,000 shares per quarter, March 31, 2019 being the date of the first vesting. Should Consultant succeed in bringing Virgin Mobile to Brazil and/or bring the Vivi Wallet to Virgin Mobile in Latin America, then the balance of the shares not vested will vest immediately.

(c)
The Consultant is NOT entitled to any other compensation under this Agreement. The Company may however provide incentive through bonuses and commissions based upon level of work.

6.        Expenses. The Company will reimburse expenses that the Consultant incurs in their duties under this Agreement. Any expenses over $1,000 must be preapproved.

7.        Termination.

Termination by the Company. Notwithstanding any other term or provision of this Agreement, the Company may terminate the Consultant’s Consulting agreement upon thirty (30) days prior written notice to the Consultant for whatever reason the Company deems appropriate or for no reason. Consultant recognizes that Consultant has voluntarily contracted with the Company and Consulting agreement is “at-will” and the Company may terminate Consultant’s agreement at any time and for any reason or for no reason without penalty.

Voluntary Termination by the Consultant. The Consultant may terminate his agreement at any time upon thirty (30) days prior written notice to the Company; provided, however, that the Company, in its discretion, may require the Consultant to vacate the Company’s premises at any time during such notice period. In the event of such a voluntary termination, the Consultant will be entitled to receive any vested share compensation through the date on which the Consultant’s termination becomes effective (i.e., the expiration of the aforementioned written notice period) or the date that the Consultant is required to vacate the premises, whichever is earlier.

8.        Severance Compensation. No severance compensation shall be payable at any time pursuant to this Agreement.

9.        Restrictive Covenants. The Consultant, by entering into this Agreement, acknowledges receipt of good and adequate consideration to support the covenants provided in this Section 9, these covenants being a fundamental part of the Company’s willingness and inducement to contract with the Consultant hereunder. The Consultant covenants and agrees that, so long as the restrictive covenants of this Section 9 shall be in full force and effect, he will not, directly or indirectly:

(a)
Own any interest in (other than by ownership of less than one percent (1%) of any class of stock of a publicly held corporation), manage, operate, control, refer, loan money to, be employed or engaged by, render consulting or advisory services to, serve as a director of, represent, or participate in or be connected with the management or control of, any directly competing business (a “Competing Business”);

(b)
Solicit any client or customer of the Company to discontinue its use of the Company’s services or to divert such business to any individual, partnership, firm, corporation or other entity then in competition with the Company or any of its subsidiaries or affiliates; Solicit any of the Consultants or sales representatives of the Company to work for any business, individual, partnership, firm, corporation or other entity then in competition with the Company or any of its subsidiaries or affiliates; or

(c)
Disparage the Company or any of its products or services or wrongfully interfere with or disrupt the relationship, contractual or otherwise, between the Company and any other party, including without limitation, any supplier, distributor, lessor, lessee, licensor or licensee.

10.             Extraordinary Relief. The restrictive covenants contained in Section 9 are in addition to, and not in limitation of, the rights and protections to which the Company is otherwise entitled by law. It is the desire and intent of the parties that the provisions of Section 9 shall be enforced to the fullest extent permitted under the laws and public policies of each jurisdiction in which enforcement is sought. If any court of competent jurisdiction determines that any provision of this Section 9 is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

11.             Confidential Information and Non-Disclosure.

Consultant recognizes that the services to be performed by his hereunder are special, unique, and extraordinary and that, by reason of his Consulting agreement with the Company, he may acquire confidential information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Consultant agrees and promises that he will not, for any reason or at any time, whether during or after his consulting agreement with the

Company, use, for himself or for the benefit of any other person, firm, corporation, or entity, or disclose to any person (except to the extent that the proper performance of his duties may require such use or disclosure) any proprietary or confidential information obtained by him in the course of, or as a result of, his Consulting agreement with the Company. Any information not generally available to the public shall be construed as proprietary or confidential for purposes of this Agreement, including, but not limited to, customer lists, supplier lists, Consultant lists, marketing data or plans, business plans, specifications, schematics, methods, processes, confidential notes, trade secrets, procedures, research data, computer codes and passwords, any financial data of any kind and any patient medical information or records of any kind. The Consultant further agrees to maintain the privacy, security and confidentiality of all information in accordance with (a) all applicable statutes and regulations and (b) the protocols, rules, policies, and other requirements of accrediting agencies, licensors and authorities that are applicable to the operation of the Company’s business.

Consultant confirms that all of the aforementioned confidential information is the exclusive property of the Company. All business records, papers and documents kept or made by Consultant while contracted by the Company relating to the business of the

Company shall be and remain the property of the Company at all times. Upon the request of the Company at any time, Consultant shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Consultant or coming into his possession while contracted by the Company concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of Consultant not containing proprietary information relating to such business or affairs.

12.             Dispute Resolution.

If at the time of any dispute arising out of or in connection with this Agreement, the parties agree that such dispute shall be solely and finally settled by arbitration, then such arbitration shall be conducted in accordance with this Section 12 in Palm Beach County, Florida, in accordance with the Federal Arbitration Act (9 U.S.C. section 1 et seq.) under the auspices and rules of the American Arbitration Association (“AAA”). Any controversy in interpretation or enforcement of this provision or whether a dispute is arbitral, shall be determined by the arbitrator. The parties hereby agree that the award of the Arbitrator shall be final and subject to no judicial review. The Arbitrator shall decide the issues submitted to them, in writing, and in accordance with: (i) the provisions and commercial purposes of this Agreement; and (ii) the laws of the State of Florida. Notwithstanding anything to the contrary in this Agreement, the parties hereby agree that if following the termination of the Consultant there is a dispute concerning the Consultant’s compliance with Sections 10 or 11 hereof, such dispute shall be submitted to arbitration in accordance with this Section 11 and the Company agrees to continue payments under Section 8 above into an escrow account of the then current corporate counsel of the company during such dispute.

The parties agree to facilitate the arbitration by: (i) making available to one another and to the Arbitrators for examination, inspection and extraction all documents, books, records and personnel under their control if determined by the Arbitrators to be relevant to the dispute; (ii) conducting arbitration hearings to the greatest extent possible on successive days; and (iii) observing strictly the time periods established by the arbitral rules or by the Arbitrators for submission of evidence or briefs.

Judgment on the award of the Arbitrators may be entered in any court having jurisdiction over the Party against which enforcement of the award is being sought. The non-prevailing party in any arbitration shall pay the costs and expenses (including, without limitation, fees of counsel) of the prevailing party incurred in conducting the arbitration.

The arbitration procedures set forth herein shall in no respect be construed to prevent a party from instituting formal proceedings at any time to avoid the expiration of any applicable statute of limitations. The dispute resolution mechanism set forth herein specifically contemplates that the parties shall be entitled to seek enforcement of this Agreement to the extent that they do not agree that such dispute shall be solely and finally settled by arbitration in any court of competent jurisdiction to the fullest extent permitted by law, by seeking any remedy available at law or in equity, including but not limited to a temporary restraining order, preliminary and/or temporary injunctive relief and specific performance, without having to arbitrate and without need to post any bond. Each party agrees that process may be served upon such party in any manner authorized under the laws of the United States or Florida, and waives any objections that such party may otherwise have to such process.

13.             Injunctive Relief. The Consultant by entering into this Agreement expressly agrees that the Company will or would suffer irreparable injury if the Consultant were to violate any or all of the provisions of or Section 9 or Section 10 or Section 11 and that, accordingly, in the event of a breach by the Consultant of any of the provisions of Section 9 or Section 10 or Section 11, the Company shall (in addition to all other rights and remedies available to it) be entitled to an injunction restraining any such breach thereof. Nothing herein shall be construed, however, as prohibiting the Company from pursuing any other remedies at law or in equity which it may have for any such breach of any provision of Section 9 or Section 10, including the recovery of damages.

Judgment on the award of the Arbitrators may be entered in any court having jurisdiction over the Party against which enforcement of the award is being sought. The non-prevailing party in any arbitration shall pay the costs and expenses (including, without limitation, fees of counsel) of the prevailing party incurred in conducting the arbitration.

The arbitration procedures set forth herein shall in no respect be construed to prevent a party from instituting formal proceedings at any time to avoid the expiration of any applicable statute of limitations.

The dispute resolution mechanism set forth herein specifically contemplates that the parties shall be entitled to seek enforcement of this Agreement to the extent that they do not agree that such dispute shall be solely and finally settled by arbitration in any court of competent jurisdiction to the fullest extent permitted by law, by seeking any remedy available at law or in equity, including but not limited to a temporary restraining order, preliminary and/or temporary injunctive relief and specific performance, without having to arbitrate and without need to post any bond. Each party agrees that process may be served upon such party in any manner authorized under the laws of the United States or Florida, and waives any objections that such party may otherwise have to such process.

14.             Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Consultant and his personal representatives, estate and heirs and to the Company and its successors and assigns, including without limitation any corporation or other entity to which the Company may transfer and/or sell all or substantially all of its assets and business (by operation of law or otherwise) and to which the Company may assign this Agreement. The Consultant may not assign this Agreement or any part hereof without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion.

15.             Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the consulting agreement of the Consultant by the Company and supersedes and replaces any and all other understandings and agreements, whether oral or in writing, previously entered into by the parties with respect to such Consulting agreement.

16.             Amendment; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver is agreed to in writing and signed by the Consultant and by a duly authorized officer of the Company. Failure of the Company to enforce at any time or for any period of time any of the conditions or covenants of this Agreement shall not be construed as a waiver of such conditions or covenants or of the right of the Company to enforce subsequent breaches of the same or other conditions and covenants, unless such waiver is provided to the Consultant in writing and signed by the Chief Executive Officer of the Company.

17.             Notices. All notices or other communications given pursuant to this Agreement shall be in writing and either delivered personally, by overnight commercial courier or by prepaid registered or certified mail, return receipt requested. Notices and other communications mailed to the Consultant shall be addressed to his last address as shown on the personnel relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

18.             Attorneys’ Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the each party shall pay their own attorneys’ fees and other costs incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

19.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws and judicial decisions of the State of Florida, with venue lying in Palm Beach County, without regard to conflict of laws principles.

20.             Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Vivi Holdings, Inc. /s/ Jose Ferreira By: Jose Ferreira, CEO	Peter Macnee /s/ Peter Macnee Peter Macnee, Vivi Holdings, Inc.